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                                                                     EXHIBIT 8.1

                               October 16, 1997

PennFed Financial Services, Inc.
PennFed Capital Trust I
622 Eagle Rock Avenue
West Orange, New Jersey 07052

Ladies and Gentlemen:

     We are acting as special tax counsel to PennFed Financial Services, Inc. (the "Company") and PennFed Capital Trust I (the "Issuer") in connection with the Registration Statement on Form S-2 (the "Registration Statement") filed by the Company and the Issuer with the Securities and Exchange Commission (Registration No. 333-36031) for the purpose of registering under the Securities Act of 1933 (the "Act") the Issuer's Trust Preferred Securities, the Company's Junior Subordinated Deferrable Interest Debentures, and the Company's Guarantee with respect to the Trust Preferred Securities.

     Based on the current United States federal income tax law and the representations of the Company set forth in the attached letter from the Company to us dated September 30, 1997, we are of the opinion that the statements under the caption "Certain Federal Income Tax Consequences" in the Prospectus included in the Registration Statement, insofar as such statements constitute summaries of federal income tax law, fairly summarize the matters referred to therein. In addition, the statements therein regarding the opinion of this firm are accurate.

     We hereby consent to the use of our name under the captions "Certain Federal Income Tax Consequences" and "Validity of Securities" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Act, as amended.


                                         Very truly yours,

                                         /s/ Silver, Freedman & Taff, L.L.P.

                                         SILVER, FREEDMAN & TAFF, L.L.P.